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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): OCTOBER 17, 1997



                            LAROCHE INDUSTRIES INC.
               (Exact Name of Registrant as Specified in Charter)



DELAWARE                     33-79532                      13-3341472
(State of Incorporation)     (Commission File Number)      (IRS Employer
                                                           Identification
                                                           Number)



                          1100 JOHNSON FERRY RD., N.E.
                             ATLANTA, GEORGIA 30342
                    (Address of principal executive offices)



                                 (404) 851-0300
              (Registrant's telephone number, including area code)

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ITEM 2         ACQUISITION OR DISPOSITION OF ASSETS


               Effective October 17, 1997, LII Europe S.A.R.L (the "JV Subsidiary"), a wholly owned subsidiary of LaRoche Industries Inc., a Delaware corporation (the "Company") acquired a 50% interest in ChlorAlp S.A.S. ("ChlorAlp"), a joint venture company with Rhone-Poulenc Chimie S.A. ("RPC"), a subsidiary of Rhone-Poulenc, S.A., for approximately U.S. $34.2 million. Chloralp is a joint venture that owns and operates, among other things, a chlorine, caustic soda and bleach manufacturing and distribution facility in Pont-de-Claix, France. RPC contributed the facility, which has 265,000 ton per annum production capacity, as well as certain other related assets (including ownership interests in brine extraction and transportation facilities and a powerhouse) and liabilities, to ChlorAlp. In connection with such transactions, the JV Subsidiary and RPC entered into a Stock Purchase Agreement, a Shareholders Agreement governing certain rights and obligations between the shareholders, and a Put and Call Agreement providing for certain rights of each party to require the other to buy or sell its respective interest in ChlorAlp under certain circumstances. Agreements relating to the facility's power supply, the purchase and sale of the facility's output, and other operating agreements were entered into on such date. The purchase price was negotiated among the parties based upon the fair market value of the property and equipment, RPC's cost of the inventory, and the perceived value of the power supply and other operating agreements. ChlorAlp intends to continue to use the facility to manufacture and distribute chlorine, caustic soda and bleach. The Company funded the purchase of such stock with funds drawn from the term loan portion of its credit facility with The Chase Manhattan Bank as agent.

None of the Company, any of its affiliates, or, to the knowledge of the Company any director or officer of the Company or any associate of any such director or officer, had any material relationship with Rhone-Poulenc, S.A. or any of its affiliates prior to the formation of the joint venture.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a)   Financial Statements of Business Acquired.

     The Financial statements required by this item 7(a) are not currently available. Such financial statements will be filed as soon as practicable and in no event later than 60 days after the date of this Current Report.

b)   Pro Forma Financial Information

     The pro forma financial information required by this item 7(b) is not currently available. Such pro forma financial information will be filed as soon as practicable in no event later than 60 days after the date of this Current Report.

c)   Exhibits.

     10.1 Stock Purchase Agreement (and amendments thereto), dated August 1, 1997, by and among the Company, LII Europe S.A.R.L., Rhone-Poulenc Chimie S.A. and Rhone L S.A.S.

     99.1      Text of Press Release of the Company, dated June 3, 1997.

     99.2      Text of Press Release of the Company, dated October 21, 1997.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                LAROCHE INDUSTRIES INC.
                                (Registrant)

                                By: /s/ Harold W. Ingalls
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                                   Harold W. Ingalls,
                                   Vice President and Chief Financial Officer


Date: November 3, 1997
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